EXHIBIT 2

         Set forth below is a summary of acquisitions of beneficial ownership in the Series L American Depository Shares of the Issuer (each such share representing four shares of the Series L Stock of the Issuer) by Phillip Frost, M.D., effected from January 4, 1999 through the date of this Schedule 13G.

                     NUMBER OF SHARES    NUMBER OF SHARES
 DATE                    PURCHASED             SOLD          PRICE PER SHARE
 ----                ----------------    ----------------    ---------------
1/04/99                   11,200                                 $0.9375
2/18/99                    7,500                                 $0.75
3/03/99                   10,000                                 $0.6875
4/21/99                    3,000                                 $0.625
4/28/99                   11,000                                 $0.625
5/20/99                   30,000                                 $0.5625
8/04/99                    5,000                                 $0.6875
12/06/99                  53,000                                 $0.625
12/08/99                   5,000                                 $0.4688